UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Managed Portfolio Series
(Name of Registrant As Specified In Its Charter)

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ECOFIN GLOBAL WATER ESG FUND
TORTOISE NORTH AMERICAN PIPELINE FUND
EACH A SERIES OF MANAGED PORTFOLIO SERIES
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about August 1, 2023 to shareholders of record as of July 19, 2023 (the “Record Date”). The Information Statement is being provided to shareholders of the Ecofin Global Water ESG Fund and the Tortoise North American Pipeline Fund (the “Funds”), each a series of Managed Portfolio Series (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Funds, the Trust and the investment adviser to the Funds, Tortoise Index Solutions, LLC d/b/a TIS Advisors (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of November 23, 2020. The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, subject to the condition that an Information Statement (or a Notice of Internet Availability of Information Statement) is provided to shareholders of the Fund.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at
https://etp.tortoiseecofin.com/

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Funds will bear the expenses incurred with preparing and distributing the Information Statement. One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Funds have received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUNDS’ MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUNDS’ WEBSITE AT https://etp.tortoiseecofin.com/, BY WRITING TO THE FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201-0701, OR BY CALLING (TOLL-FREE) 844-874-6339.

THE ADVISER AND ITS ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement dated January 31, 2018, as amended, between the Adviser and the Trust, on behalf of the Funds (the “Advisory Agreement”), the Adviser, a Delaware limited liability company headquartered at 6363 College Boulevard, Suite 100A, Overland Park, Kansas 66211, serves as the investment adviser to the Funds. The Advisory Agreement was last submitted to a vote of the shareholders of the Funds on December 21, 2017. Currently, the Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by a vote of a majority of the Funds’ outstanding voting securities and by a majority of trustees of the Trust who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of the Funds or by vote of a majority of the outstanding voting securities of the Funds, upon 60 days’ written notice when authorized either by a majority vote of the Funds’ shareholders or by a vote of a majority of the Board of Trustees, or by the Adviser upon 60 days’ written notice to the Funds, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Advisory Agreement provides that the Adviser shall not be liable to the Trust, a Fund, or a Fund’s shareholders for any action or inaction of the Adviser relating to any event whatsoever in the absence of bad faith, willful misfeasance or negligence in the performance of or the reckless disregard of the Adviser’s duties or obligations under the Advisory Agreement. In addition, each party to the Advisory Agreement is indemnified by the other against any loss, liability, claim, damage or expense arising out of the indemnifying party’s performance or non-performance of any duties under the Advisory Agreement, except in the case of the indemnified party’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. The Adviser’s indemnification obligation is limited to the extent the loss, liability, claim, damage or expense of the indemnified party was attributable to the Adviser’s willful misfeasance, bad faith, or negligence in the performance of its duties or reckless disregard of the Adviser’s obligations and duties under the Advisory Agreement.

As compensation for its services, the Adviser receives the following management fee from the Funds:

Management Fee (as a percentage of average daily net assets)
Ecofin Global Water ESG Fund	Tortoise North American Pipeline Fund
0.40%	0.40%

The Adviser pays the Funds’ sub-adviser a sub-advisory fee out of the management fee received by the Adviser. The Adviser currently utilizes one sub-adviser who is currently managing the Funds. Under the Advisory Agreement, the Adviser supervises and monitors the performance and activities of the sub-adviser on an ongoing basis. The sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser under which the sub-adviser manages a portion of the Funds’ investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

At a meeting of the Board of Trustees of the Trust on May 23-24, 2023, the Board, including all of the Trustees who are not “interested persons” of the Trust, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“Independent Trustees”), considered and approved a sub-advisory agreement between the Adviser and Exchange Traded Concepts, LLC (“ETC”), on behalf of each of the Funds (“Sub-Advisory Agreement”), for an initial two-year term.
Prior to and at the meeting, the Trustees received and considered information from the Adviser and ETC designed to provide the Trustees with the information necessary to evaluate the approval of the Sub-Advisory Agreement (“Support Materials”). The Independent Trustees reviewed and considered each Fund’s investment strategy, services that ETC proposed to provide to the Funds, the proposed sub-advisory fees to be paid to ETC under the Sub-Advisory Agreement, and other matters that the Trustees deemed relevant. Before voting to approve the Sub-Advisory Agreement, the Trustees reviewed the Support Materials with Trust management and with counsel to the Independent Trustees and considered the legal standards for the Trustees’ consideration of the approval of the Sub-Advisory Agreement. This information, together with the information provided to the Board throughout the course of the year, formed the primary (but not exclusive) basis for the Board’s determinations.
In determining whether to approve the Sub-Advisory Agreement, the Trustees considered all factors they believed relevant, including the following with respect to each Fund. In their deliberations, the Trustees did not identify any particular information that was all-important or controlling.
Nature, Extent and Quality of Services Provided.  The Trustees considered the scope of services that ETC will provide under the Sub-Advisory Agreement with respect to the Funds, noting that such services include but are not limited to the following: (1) investing each Fund’s assets consistent with the Fund’s investment objective, policies and restrictions; (2) constructing baskets of securities to facilitate in-kind purchases and redemptions for the Funds; (3) selecting broker-dealers to execute orders on behalf of the Funds; (4) maintaining the required books and records for transactions ETC effects on behalf of the Funds; and (5) conducting portfolio compliance monitoring. The Trustees noted that the services to be provided under the Sub-Advisory Agreement were identical in all material respects to those services provided under the previous sub-advisory agreement with Vident Investment Advisory, LLC. In addition, the Trustees noted that the Adviser anticipated the Funds would benefit from ETC’s substantial trading resources.
Sub-Advisory Fees.  The Board reviewed and considered the sub-advisory fees payable by the Adviser to ETC under the Sub-Advisory Agreement.  The Board considered that the fees to be paid to ETC are paid by the Adviser from the unitary fee the Adviser receives from each Fund, and do not impact the overall advisory fees currently paid by each Fund. The Board also noted that the fees were slightly lower than the fees charged by the previous sub-adviser, Vident Investment Advisory, LLC, but did not consider this difference to be material or suggestive of a lower quality of services, and took into account the fact that the fees reflected an arm’s-length negotiation between the Adviser and ETC.

Other Benefits. The Trustees considered the direct and indirect benefits that could be realized by ETC from its relationship with the Funds. The Trustees noted that soft dollar arrangements and affiliated brokers are not currently utilized by ETC. The Trustees considered that ETC may receive some form of reputational benefit from services rendered to the Funds, but that such benefits are immaterial and cannot otherwise be quantified. The Trustees concluded that ETC is not expected to receive additional material benefits from its relationship with the Funds.
Based upon ETC’s presentation at the meeting and information from ETC and the Adviser designed to provide the Trustees with the information necessary to evaluate the terms of the Sub-Advisory Agreement, the Board concluded that the overall arrangements as set forth in the Sub-Advisory Agreement, are fair and reasonable in light of the services that ETC will perform, the sub-advisory fees that ETC will receive for such services, and such other matters as the Trustees considered relevant in the exercise of their reasonable business judgment.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The sub-advisory fees the sub-adviser receives for its services to the Funds are paid from the Adviser’s management fees. For the fiscal year ended November 30, 2022, for its services under its investment advisory agreement with the Trust, the Adviser received a management fee of 0.40% of the average net assets of each Fund, computed daily and payable monthly. Under the Advisory Agreement, the Adviser has agreed to pay all expenses incurred by the Funds except for the advisory fee payable to the Adviser, interest, taxes, brokerage expenses and other fees, charges, taxes, levies or expenses (such as stamp taxes) incurred in connection with the execution of portfolio transactions or in connection with creation and redemption transactions (including without limitation any fees, charges, taxes, levies or expenses related to the purchase or sale of an amount of any currency, or the patriation or repatriation of any security or other asset, related to the execution of portfolio transactions or any creation or redemption transactions), legal fees or expenses in connection with any arbitration, litigation or pending or threatened arbitration or litigation, acquired fund fees and expenses, any fees and expenses related to the provision of securities lending services, extraordinary expenses, and distribution fees and expenses paid by the Trust under any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

For the fiscal year ended November 30, 2022, the Ecofin Global Water ESG Fund incurred management fees of $234,385 and the Tortoise North American Pipeline Fund incurred management fees of $2,100,483. The fees paid to the sub-adviser is negotiated between the Adviser and the sub-adviser and may vary. The aggregate sub-advisory fees paid by the Adviser for the fiscal year ended November 30, 2022 for the Ecofin Global Water ESG Fund were $25,000 and for the Tortoise North American Pipeline Fund were $179,054.

The Sub-Advisory Agreement was approved by the Board of Trustees at the May 23-24, 2023 meeting for an initial term of two years beginning June 1, 2023. Thereafter, the continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or the vote of a majority of the outstanding voting securities of the Funds, and the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement and are Independent Trustees. The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Funds, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Funds, upon 60 days’ written notice to ETC, and (ii) by ETC upon 60 days’ written notice to the Funds and the Adviser. The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act.

The Sub-Advisory Agreement provides that ETC, among other duties, will make all investment decisions for the portion of a Fund’s assets allocated to ETC as described in the Funds’ prospectus. ETC, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Funds’ assets allocated to ETC. ETC will also perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Funds’ assets.

The Sub-Advisory Agreement provides that the Adviser will compensate ETC on the basis of current net assets of that portion of the Funds’ portfolio allocated to ETC. The Adviser compensates ETC from the management fees that it receives from the Funds. ETC generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Funds’ portfolio securities and other investments. For its services, ETC is paid a fee by the Adviser, which fee is calculated daily and paid monthly, at an annual rate based on the average daily net assets of each Fund and subject to a minimum annual fee as follows:

Fund	Minimum Annual Fee	Rate
Ecofin Global Water ESG Fund	$20,000*
3.5 bps (0.035%) on the first $250 million of the Fund’s net assets; and
2.5 bps (0.025%) on the next $250 million of the Fund’s net assets; and
2 bps (0.02%) on Fund net assets in excess of $500 million.

Tortoise North American Pipeline Fund	$20,000*
3.5 bps (0.035%) on the first $250 million of the Fund’s net assets; and
2.5 bps (0.025%) on the next $250 million of the Fund’s net assets; and
2 bps (0.02%) on Fund net assets in excess of $500 million.

*The Minimum Annual Fee for each Fund shall be $20,000, however, once the total of the fees payable to the Sub-Adviser with respect to the Funds in any calendar year equals or exceeds the aggregate of the Minimum Annual Fee payable by the Funds (i.e., $40,000) (or the pro rata portion of the aggregate Minimum Annual Fee payable for partial calendar years), neither Fund shall be required to make further payments of the Minimum Annual Fee for that calendar year.

INFORMATION ABOUT EXCHANGE TRADED CONCEPTS, LLC

ETC is a registered investment adviser located at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120. ETC provides investment management and investment advisory services to investment companies and other institutional accounts. As of June 30, 2023, ETC had approximately $6 billion in assets under management.

Listed below are the names and principal occupations of the directors and principal executive officers of ETC.

Name and Address*	Title and Principal Occupation
Richard R. Hogan	President
J. Garrett Stevens	Chief Executive Officer
Randal K. Taylor	Chief Financial Officer
Dennis P. Lowenfels	Chief Compliance Officer
Richard Malinowski	General Counsel
James J. Baker	Director of Capital Markets

* The principal mailing address of each individual is that of ETC’s principal offices as stated above.

Andrew Serowik, Gabriel Tan, CFA, CFP®, Todd Alberico and Brian Cooper are the co-Portfolio Managers for the segment of each Fund’s assets managed by ETC.

Mr. Serowik is a Portfolio Manager of ETC. Mr. Serowik began his career at Spear, Leeds & Kellogg (“SLK”), continuing with Goldman Sachs after its acquisition of SLK. During his career of more than 18 years at the combined companies, he held various leadership roles, including managing the global Quant ETF Strats team and managing One Delta ETF Strats. Mr. Serowik graduated from the University of Michigan in 1999 with a Bachelor of Business Administration degree in Finance.

Mr. Tan is a Portfolio Manager of ETC. He began his career at UBS and BBR Partners where he worked as a financial planning analyst and a portfolio strategist for over four years. Mr. Tan graduated from the University of North Carolina – Chapel Hill in 2013 with a B.S. in Business Administration, a B.A. in Economics, and a Minor in Chinese. He is a CFA charterholder.

Mr. Alberico joined ETC in November 2020. Previously, he spent 14 years in ETF trading at Goldman Sachs, Cantor Fitzgerald, and Virtu Financial. He spent most of that time focused on the Trading and Portfolio Risk Management of ETFs exposed to international and domestic equity. He has worked on several different strategies including lead market-making and electronic trading, to customer facing institutional business developing models for block trading as well as transitional trades. Mr. Alberico graduated from St. John’s University in NY with a Bachelor of Science degree in Finance.

Mr. Cooper joined ETC in November 2021. Previously, Mr. Cooper had roles in trade operations for Constellation Advisers from March 2017 until April 2018 and for QFR Capital Management from April 2018 until July 2020 and in the middle office derivatives group of Elliot Capital Management from September 2020 until November 2021. Prior to these roles, he spent 14 years working in various operational roles for Falcon Management Corporation, a global macro family office, gaining exposure to a variety of asset classes with a focus on operations, accounting, and technology. Mr. Cooper graduated from Pennsylvania State University in 2002 with a Bachelor of Science in Finance and a minor in Business Law.

Other Investment Companies Advised or Sub-Advised by ETC. ETC does not advise or sub-advise other investments companies with similar objectives and investment strategies as the Funds.

BROKERAGE COMMISSIONS

For the fiscal year ended November 30, 2022, the Funds paid the following amounts in brokerage commissions:

2022
Ecofin Global Water ESG Fund	$7,712
Tortoise North American Pipeline Fund	$39,386

No brokerage commissions were paid to any affiliated brokers.

For the fiscal year ended November 30, 2022, the Funds did not direct any brokerage transactions to a broker because of research services provided.

ADDITIONAL INFORMATION ABOUT THE FUNDS

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Funds.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, located at 111 East Kilbourn Avenue, Suite 2200, Milwaukee, Wisconsin 53202, serves as the principal underwriter and distributor of the Funds.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., located at 1555 North River Center Drive, Suite 302, Milwaukee, WI 53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Funds’ most recent annual report and semi-annual report are available on request, without charge, by writing to Ecofin Global Water ESG Fund or Tortoise North American Pipeline Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling (toll-free) 844-874-6339.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Funds. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Funds. For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed. As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Funds:

Ecofin Global Water ESG Fund

Name and Address	% of Ownership	Parent Company	Jurisdiction	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, California 94105-1905	29.63%	The Charles Schwab Corporation	DE	Record
National Financial Services LLC For the Benefit of its Customers PO Box 5000 Cincinnati, Ohio 45201-5000	19.16%	N/A	N/A	Record
LPL Financial 75 State Street, 22nd Floor Boston, MA 02109	8.56%	N/A	N/A	Record
TD Ameritrade PO Box 2226 Omaha, Nebraska 68103-2226	7.25%	N/A	N/A	Record
Fidelity Trust Company 1 North LaSalle Street, Suite 100 Chicago, Illinois 60602	5.32%	N/A	N/A	Record

Tortoise North American Pipeline Fund

Name and Address	% of Ownership	Parent Company	Jurisdiction	Type of Ownership
National Financial Services LLC For the Benefit of its Customers PO Box 5000 Cincinnati, Ohio 45201-5000	24.83%	N/A	N/A	Record
Charles Schwab & Co., Inc. 211 Main Street San Francisco, California 94105-1905	19.63%	N/A	N/A	Record
Reliance Trust Company PO Box 48529 Atlanta, Georgia 30362-1529	10.67%	N/A	N/A	Record
Merrill Lynch Pierce Fenner & Smith One Bryant Park New York, NY 10036	7.26%	N/A	N/A	Record
Morgan Stanley Smith Barney LLC 1 New York Plaza, 12th Floor New York, New York 10004-1901	6.90%	N/A	N/A	Record
TD Ameritrade PO Box 2226 Omaha, Nebraska 68103-2226	6.85%	N/A	N/A	Record
Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0001	5.19%	N/A	N/A	Record

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER INFORMATION

Only one copy of the Notice of Internet Availability of Information Statement and other documents related to the Funds, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders. Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by contacting the Funds in writing at Ecofin Global Water ESG Fund or Tortoise North American Pipeline Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling (toll-free) 844-874-6339. Such copies will be delivered promptly upon request. Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Funds at the same address or telephone number.

ECOFIN GLOBAL WATER ESG FUND
TORTOISE NORTH AMERICAN PIPELINE FUND
EACH A SERIES OF MANAGED PORTFOLIO SERIES
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

August 1, 2023

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Ecofin Global Water ESG Fund and the Tortoise North American Pipeline Fund (the “Funds”), each a series of Managed Portfolio Series (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Funds and the Trust have made the following material available for view:

Information Statement

The Information Statement details the addition of a new sub-adviser to the Funds. Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) have approved a new sub-advisory agreement on behalf of the Funds between Tortoise Index Solutions, LLC d/b/a TIS Advisors (the “Adviser”), the investment adviser to the Funds, and Exchange Traded Concepts, LLC.

The Adviser and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission. This Manager of Managers Order permits the Adviser to enter into and materially amend sub-advisory agreements with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Funds’ website at https://etp.tortoiseecofin.com/ until at least October 31, 2023. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Funds in writing at Ecofin Global Water ESG Fund or Tortoise North American Pipeline Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling (toll-free) 844-874-6339 by October 31, 2023. If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.